UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

FTAC ATHENA ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Information

This communication is being made in respect of the proposed business combination contemplated by that certain Business Combination Agreement, dated as of August 3, 2021, by and between FTAC Athena Acquisition Corp. (the “Company”), and Pico Quantitative Trading Holdings LLC (“Pico”). On January 6, 2022 and January 11, 2022, respectively, A-Team Insight and Benzinga posted articles concerning Pico’s acquisition of Redline Trading Solutions, each of which included comments from the founder and co-CEO of Pico, Jarrod Yuster. Copies of both articles are attached hereto. The materials are filed herewith pursuant to Rule 14a-12.

Additional Information About the Transactions and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the transactions contemplated by the Business Combination Agreement (the “Transactions”) and will mail a definitive proxy statement and other relevant documents to its shareholders. The Company’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with the Company’s solicitation of proxies for its extraordinary general meeting to be held to approve the Transactions, as these materials will contain important information about the Company, Pico and the Transactions. The definitive proxy statement will be mailed to shareholders of the Company as of a record date to be established for voting on the Transactions. Shareholders will also be able to obtain copies of the proxy statement, as well as other filings containing information about the Company, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: FTAC Athena Acquisition Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, Attn: Amanda Abrams.

Participants in Solicitation

The Company, Pico and certain of their respective directors and officers may be deemed participants in the solicitation of proxies of the Company’s shareholders with respect to the approval of the Transactions. Information regarding the Company’s directors and officers and a description of their interests in the Company is contained in the Company’s final prospectus relating to its initial public offering, which was filed with the SEC on February 24, 2021. Additional information regarding the participants in the proxy solicitation, including Pico’s directors and officers, and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement for the Transactions when available. Each of these documents is, or will be, available at the SEC’s website or by directing a request to the Company as described above under “Additional Information About the Transactions and Where to Find It.”

In connection with the Transactions, at any time prior to the extraordinary general meeting to approve the Transactions, certain existing Company shareholders, which may include certain of the Company’s officers, directors and other affiliates, may enter into transactions with shareholders and other persons with respect to the Company’s securities to provide such investors or other persons with incentives in connection with the approval and consummation of the Transactions. While the exact nature of such incentives has not yet been determined, they might include, without limitation, arrangements to purchase shares from or sell shares to such investors and persons at nominal prices or prices other than fair market value. These shareholders will only effect such transactions when they are not then aware of any material nonpublic information regarding the Company, Pico or their respective securities.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to the Company’s or Pico’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the timing of the Transactions; the business plans, objectives, expectations and intentions of the public company once the transaction is complete, and Pico’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on the Company’s or Pico’s management’s current expectations and beliefs, as applicable, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s or Pico’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the inability to complete the Transactions due to the failure to obtain approval of the shareholders of the Company or other conditions to closing in the Business Combination Agreement; (3) the ability of the public entity to meet Nasdaq’s listing standards following the Transactions; (4) the inability to complete the PIPE investment; (5) the risk that the proposed transaction disrupts current plans and operations of Pico as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and agents and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the business combination; (9) the possibility that Pico may be adversely affected by other economic, business, regulatory and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against the Company, Pico or any of their respective directors or officers, following the announcement of the potential transaction; and (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s final prospectus for its initial public offering, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov, and will also be provided in the Company’s proxy statement when available. New risks and uncertainties arise from time to time, and it is impossible for the Company or Pico to predict these events or how they may affect either party. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Pico undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute a solicitation of a proxy, an offer to sell or the solicitation of an offer to buy any securities.

Pico Acquires Redline to Boost Market Data, Connectivity Offerings

6 January 2022

Mike O’Hara

Trading technology, data and analytics provider Pico has agreed to acquire trading and market data software specialist Redline Trading Solutions, for an undisclosed sum. The deal will bring together Pico’s global ultra-low latency infrastructure and network, underpinned by Corvil Analytics, with Redline’s high-performance software solutions for market data, execution and order routing.

The combined offering will provide access to Redline’s common API for over 180 global markets, delivered via Pico’s global network and supported by Pico’s global 24×7 operations and service model. Future plans include extending the Redline service to deliver real-time and historical normalised market data through Pico’s financial cloud, to any remote location or into the public cloud.

The deal marks a significant milestone for Pico, following its integration of Corvil Analytics, the trade monitoring and performance platform the company acquired in 2019, which extended Pico’s expertise into analytics and data science. More recently, in August 2021, Pico entered into a definitive agreement for a business combination with FTAC Athena Acquisition Corp, a special purpose acquisition company (SPAC), which valued the company at approximately £1.4 billion, in advance of a planned listing on Nasdaq.

Jarrod Yuster, chairman, founder and co-CEO of Pico, says the four key driving factors behind the Redline deal were the product, the team, the client base and the business model. “First and foremost, they have a tremendous award-winning high-performance software solution, which is very complementary to our global infrastructure, connectivity, data and analytics business,” he says. “Secondly, they have a stellar engineering and data science team; we’ve been fortunate to partner with them for the last several years and our engineering teams love working with them because of their great culture and client-centric focus. Thirdly, they have a very good client roster of sophisticated banks, electronic trading firms, ETF market makers, quantitative hedge funds and exchanges. And finally, their business is 100% SaaS recurring revenue, with north of 80% gross margins. So, it felt like such a natural and obvious fit to bring our companies together.”

Yuster says “There’s a continued electronification of markets globally, as well as asset classes, and with that an exponential growth in data and trading volumes. Our vision and mission is to be globally comprehensive and to provide infrastructure, connectivity, and data to all liquid electronic markets. We have our low-latency, resilient, high-throughput network connecting and providing access to all of these markets, but the data is currently distributed through raw exchange protocols, and almost every exchange has its own protocol. There’s a huge market for reducing complexity and simplifying the consumption of that data, and Redline has software to ingest data for all those markets and asset classes through a common software API, for both real time and historical data. So right out of the gate, we will provide their product on top of our cloud and our core infrastructure.”

Pico now plans to invest in the combined solution to make it both more comprehensive and more flexible in terms of how it is delivered, says Yuster. “Redline is already very comprehensive in the Americas. We’ll be investing to help them increase their coverage globally for both real-time and historical data across all liquid electronic markets, across all asset classes. And we’ll be offering their software in both dedicated environments for larger scale clients who want their own ticker plants and software solutions, as well as smaller clients who want shared solutions, either in Pico’s financial cloud, in remote locations, or in the public cloud.”

Mark Skalabrin, Founder and CEO of Redline, will join Pico’s senior team and operating committee. And (as with Corvil) the Redline name is expected to continue to exist as a product line under the Pico brand.

EXCLUSIVE: Pico’s Jarrod Yuster On Building A Firm Critical To Smooth Functioning Markets

January 11, 2022

Renato Capelj , Benzinga Staff Writer

What keeps a 12-year financial markets infrastructure entrepreneur up at night?

It’s the fear of complacency and not having the wherewithal to keep up with innovation.

“You can never get complacent,” Jarrod Yuster, the chairman, founder and co-CEO of Pico told Benzinga in an exclusive interview regarding a recent acquisition.

Pico is the leading provider of technology, data and analytical services for financial markets. The firm started with an idea and has since expanded upon it.

Yuster was once responsible for programmed quantitative trading and index arbitrage at Bank of America Corp.-owned Merrill Lynch.

After helping build what was the genesis of electronic trading for equities, options and futures in more than 85 markets globally, the trader took his shot at entrepreneurship and founded Pico.

“The role evolves every six months to two years or so,” he said when commenting about how the company was at first a broker-dealer providing technology-driven trading solutions.

“That’s a very hard business model, especially for a small company without a significant amount of capital,” he explained.

After a year or so of building, Yuster discovered that the firm’s cloud-driven technology, connectivity and data were more valuable than the brokerage.

“We realized that the technology business was the real business, and eventually we pivoted.”

Fast forward to today and Pico is backed by the subsidiaries of some of the largest institutions such as Goldman Sachs Group Inc and JPMorgan Chase & Co, working with 425 clients including banks, exchanges, electronic market makers and quant-driven hedge funds.

The firm has 16 global offices, as well as connections with 52 market data centers and more than 300 markets.

6 Trends Pico Is Pursuing: Yuster said there are only a handful of trends that have a significant tailwind for Pico’s business.

The first is the continued electrification of markets. As markets in the Middle East and Asia mature, for instance, Pico is looking to be at the center, providing technology, connectivity and data to the emerging ecosystems of financial players.

Another important trend is global borderless trading. “This is where clients want to trade from anywhere to anywhere and receive data,” Yuster said.

A third trend is an exponential growth in trading volumes and data rates. Pico’s role in light of this trend is providing its customers with better monitoring capabilities.

The other two trends include the modernization of aging IT systems, as well as consolidation. “We’re seeing large institutions that want a trusted technology partner which not only understands technology, but also understands their business, market structure, data, regulatory and compliance requirements, and how to apply technology solutions.”

The final trend is where Pico’s understanding of trading markets and technology differentiates. It’s also where recent acquisitions come into play.

Innovate Or Acquire: In the past 12 years, Pico has engaged in a couple of acquisitions.

One such successful acquisition was that of Corvil Analytics, a best-in-class trade monitoring and performance platform which extended Pico’s expertise into analytics and data science.

Pursuant to that acquisition was the roll-out of such things like a 100 Gigabit per second network data capture in partnership with Intel Corporation.

“Their business had typically been a 6% a year. We grew it 43% after the first year,” Yuster said in a discussion about the Corvil acquisition.

Redline Trading Solutions, the most recent acquisition, is an interesting story.

Pico, having been partners with the company for several years, saw the firm was clearly winning in order execution and software data consumption.

“Right out of the gate, their product is available for clients of ours, effective immediately. Pico clients can utilize Redline services within our network and infrastructure,” Yuster noted.

At present, Redline has good coverage in the Americas across equities, options, futures and FX. As part of the acquisition, Pico will extend the firm’s coverage to markets such as fixed income.

“Global exchange data feeds are real-time and historical. Those are raw protocols and almost every exchange has its own protocol; you have to code up to those protocols to consume the data. Redline gives you one common API to access global markets for data and order routing.”

This matters for those clients who need conflated data that works with existing risk management and volatility surface applications which don’t need tick-by-tick updates, for instance.

SPAC And Beyond: Pico plans to merge with FTAC Athena Acquisition Corp, a fintech special-purpose acquisition company (SPAC).

The proceeds of that Betsy Cohen-backed SPAC will be put toward other acquisitions, as well as the internal growth of the company, such as new hiring.

“There are M&A opportunities that are out there in the marketplace. We’ve got a great team. We’re continuing to add really good talent in this environment and are really excited to get to the public markets,” Yuster concluded.

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